EXHIBIT 23.4

               Consent of Independent Certified Public Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 31, 2003, relating to the consolidated financial statements of Factual Data Corp. appearing in Factual Data Corp.'s Annual Report on Form 10-K for the year ended December 31, 2002.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Seidman, LLP

Los Angeles, California
July 3, 2003